Exhibit 10.1

AMENDMENT TO
TRANSOCEAN INC.
DEFERRED COMPENSATION PLAN

Transocean Inc. (the “Company”) previously established the Transocean Inc. Deferred Compensation Plan, as amended and restated effective January 1, 2000 and formerly known as the “Transocean Sedco Forex Deferred Compensation Plan” (the “Plan”). Section 5.1 of the Plan reserves the right to amend the Plan to the Compensation Committee of the Board of Directors of the Company (the “Committee”). The Committee has authorized the appropriate officers of the Company to implement an amendment to the Plan in accordance with Q&A-20 of Internal Revenue Service Notice 2005-1 (the “Notice”). Now, therefore, the Company does hereby amend the Plan, effective as of the dates set forth below, as follows:

Each of the Participants who have made deferral elections under the Plan for 2005, as identified on Exhibit A hereto, have elected to cancel any and all deferral elections made by such Participant with respect to calendar year 2005 (the “2005 Deferral Elections”). Amounts subject to such cancellation shall be returned to the Participant in calendar year 2005 in the form of a whole number of Ordinary Shares attributable to the 2005 Deferral Elections credited to the Participant’s Account in the Plan, as applicable, together with cash for any fractional Ordinary Shares and for the balance of the Account allocated to any other investment indices. No further deferrals may be made under the Plan after December 31, 2005.

IN WITNESS WHEREOF, the Company has caused these presents to be executed by its duly authorized officer, in a number of copies, all of which shall constitute but one and the same instrument that may be sufficiently evidenced by any such executed copy hereof, this 28th day of December, 2005.

TRANSOCEAN INC.

By:	/s/ Eric B. Brown

Name:	Eric B. Brown

Title:	Senior Vice President, General Counsel and Corporate Secretary

AMENDMENT TO
TRANSOCEAN INC.
DEFERRED COMPENSATION PLAN

EXHIBIT A

Martin B. McNamara
Victor E. Grijalva